UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2022

Core Molding Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-12505	31-1481870
(State or other jurisdiction incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Manor Park Drive, Columbus, Ohio		43228-0183
(Address of principal executive office)		(Zip Code)
Registrant’s telephone number, including area code: (614) 870-5000
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	CMT	NYSE American LLC
Preferred Stock purchase rights, par value $0.01	N/A	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement
On July 22, 2022 (the “Credit Agreement Closing Date”), Core Molding Technologies, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with The Huntington National Bank, as administrative agent (the “Agent”), sole lead arranger and sole bookrunner, and the lenders from time to time party thereto (the “Lenders”). Unless otherwise defined herein, defined terms shall have the meanings set forth in the Credit Agreement. The Credit Agreement replaced and refinanced that certain Credit Agreement dated as of October 27, 2020, among the Company, Wells Fargo Bank, National Association (“Wells Fargo”), as the administrative agent, and various other financial institutions thereto as lenders (the “Prior Credit Agreement”) and that certain Promissory Note as of October 20, 2020, between the Company and FGI Equipment Finance LLC (the “FGI Note”).
The Credit Agreement provides for secured loans (the “Loans”) in the maximum aggregate principal amount of $75,000,000, consisting of (i) a revolving loan commitment of $25,000,000 (further consisting of a letter of credit sublimit of $10,000,000 and a swingline sublimit of $10,000,000) (the “Revolving Loan Commitment”); (ii) a term loan commitment of $25,000,000 (the “Term Loan”); and (iii) a CapEx loan commitment of $25,000,000 (such commitment, the “CapEx Loan Commitment” and such loans, the “CapEx Loans”). The Revolving Loan Commitment terminates, and all outstanding borrowings thereunder must be repaid, on July 22, 2027, with any outstanding borrowings under the swingline loans to be paid on the earlier to occur of (i) the date five business days after such loan is made and (ii) the date on which the Revolving Loan Commitment terminates. The Term Loan requires monthly installment payments commencing August 10, 2022, with a final payment of all remaining principal and interest due on July 22, 2027, which is the Term Loan’s maturity date. CapEx Loans can be borrowed until January 31, 2027, which is the CapEx Loan Commitment expiration date, with outstanding principal amounts of advanced CapEx Loans converted to term loans on such dates as specified in the Credit Agreement. The remaining principal balance of the CapEx Loans shall be repaid in full on July 22, 2027, which is the CapEx Loan maturity date. Repayment of all Loans is, in each case, subject to certain optional and mandatory repayment terms. On the Credit Agreement Closing Date, the Term Loan was advanced in full, the initial borrowings outstanding under the Revolving Loan Commitment were $13,689,300.87, and the initial borrowings outstanding under the CapEx Loan Commitment were zero.
The Company used the initial proceeds from the Credit Agreement to pay all amounts outstanding under the Prior Credit Agreement, the FGI Note, and pay fees and expenses incurred in connection with the Credit Agreement. Further advances under the Revolving Loan Commitment may be used to finance working capital and other general corporate purposes of the Company. Advances under the CapEx Loan Commitment shall be used to solely finance capital expenditures as permitted by the Credit Agreement.
Loans (other than swingline loans, which can only be base rate loans) can be either Daily Simple SOFR loans or base rate loans. Daily Simple SOFR loans bear interest on the outstanding principal amount thereof at a rate per annum based on the applicable Secured Overnight Financing Rate (“SOFR”) as administered by the Federal Reserve Bank of New York (or a successor administrator), as adjusted, plus a margin ranging from 1.80% to 2.30%, based on the ratio of consolidated funded indebtedness to the Company’s consolidated net earnings plus interest expense, tax expense, depreciation and amortization expenses, and plus/minus certain other items for such period (the “Leverage Ratio”). Base rate loans bear interest on the outstanding principal amount thereof at a rate per annum equal to the highest of (i) Federal Funds Rate plus 0.50%, (ii) the rate of interest in effect for such day as publicly announced from time to time by the Agent as its “prime rate”, and (iii) Daily Simple SOFR plus 1.0%, plus a margin ranging from 2.80% to 3.30%, based on the Company’s Leverage Ratio.
The Company will pay to the Agent on a monthly basis, for the account of each Lender in accordance with its applicable percentage of the Revolving Loan Commitment and CapEx Loan Commitment, an unused facility fee equal to the product of (i) a rate ranging from 0.20% to 0.25% per annum, based on its Leverage Ratio, times (ii) the daily unused amount of the Revolving Loan Commitment or the CapEx Loan Commitment, as applicable. The Company will pay to the Agent on a monthly basis, for the account of each Lender in accordance with its applicable percentage of the Revolving Loan Commitment, a letter of credit fee equal to a rate ranging from 1.80% to 2.30%, based on its Leverage Ratio, times the stated amount of such letter of credit. The Company will also pay letter of credit fronting fees (at a rate per annum equal to the percentage agreed upon between the Company and the issuing bank on the daily maximum amount then available to be drawn under such letter of credit to and including the date of expiration or termination thereof) with respect to each letter of credit issued by the Agent or another issuing bank and certain other administrative and processing fees.
The Company’s obligations under the Credit Agreement and the Loans are secured by all of the US and Canadian assets of the Company, including all of its equity interests in the US and Canadian subsidiaries and 65% of its equity interests in the Mexican subsidiaries, pursuant to a US Guaranty and Security Agreement dated as of July 22, 2022 between the Company, Core Composites (as hereinafter defined), and the Agent for the benefit of the Lenders (the “US Security Agreement”). In addition, the Company’s obligations under the Credit Agreement and the Loans are unconditionally guaranteed by Core Composites Corporation, a Delaware corporation and U.S. subsidiary of the Company (“Core Composites”), pursuant to the US Security Agreement, and by Horizon Plastics International Inc., a British Columbia company and Canadian subsidiary of the Company (“Horizon”), pursuant to a Canadian Guarantee and Security Agreement dated as of July 22, 2022 between Horizon and the Agent for the benefit of the Lenders (the “Canadian Security Agreement”).
The Credit Agreement contains certain customary representations and warranties, conditions, affirmative and negative covenants and events of defaults. Upon the occurrence of an event of default under the Credit Agreement, the Revolving Loan Commitment and the CapEx Loan Commitment may be terminated, the Term Loan and all outstanding revolving loans and CapEx Loans and other obligations under the Credit Agreement may become immediately due and payable and any letters of credit then outstanding may be required to be cash collateralized, and the Agent and the Lenders may exercise any rights or remedies available to them under the Credit Agreement, the US Security Agreement, the Canadian Security Agreement, or any other documents delivered in connection therewith. Any such event may materially impair the Company’s ability to conduct its business.
The foregoing descriptions of the Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the Credit Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement
On July 22, 2022, the Company repaid in full all indebtedness of the Company (totaling $27,555,681.28 in respect of outstanding principal, accrued interest, and certain fees (but excluding certain letter of credit cash collateral and expense reserve)) under the Prior Credit Agreement and all indebtedness of the Company (totaling $10,789,619.59 in respect of outstanding principal, accrued interest, and prepayment penalty) under the FGI Note. In connection with such repayment, the liens and security interests granted in connection with the Prior Credit Agreement were released (other than certain security interests with respect to the letter of credit cash collateral and the cash collateral account in which the letter of credit cash collateral is held) and the Prior Credit Agreement was terminated, and the liens and security interests granted in connection with the FGI Note were released and the FGI Note was terminated.
The foregoing description of the Prior Credit Agreement and FGI Note does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed with the Commission on November 2, 2020. Such descriptions and exhibits are incorporated by reference herein.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The disclosures contained above under Item 1.01 are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Credit Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE MOLDING TECHNOLOGIES, INC.

Date: July 28, 2022	By:	/s/ John P. Zimmer
	Name:	John P. Zimmer
	Title:	Executive Vice President, Treasurer, Secretary and Chief Financial Officer